UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2023
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-41428	87-4340782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

434 W. Ascension Way	84123
6th Floor
Murray
Utah
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition

To the extent the information in Item 7.01 or Exhibit 99.1 relates to a completed fiscal period, such information is incorporated by reference into this Item 2.02.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer Succession

On January 5, 2023, the Board of Directors (the “Board”) of R1 RCM Inc. (the “Company”) appointed Jennifer Williams to succeed Rachel Wilson as Chief Financial Officer and Treasurer of the Company, effective immediately. Ms. Wilson will remain employed by the Company in an advisory role to assist with the transition.

Incoming Chief Financial Officer

Ms. Williams, age 46, has served as Executive Vice President, Business Chief Financial Officer since June 21, 2022 when the Company closed the acquisition of Revint Holdings, LLC (“Cloudmed”). Prior to joining the Company, Ms. Williams served as Chief Financial Officer of Cloudmed beginning in July 2020. Prior to Cloudmed, Ms. Williams served as Senior Vice President, Finance and Chief Financial Officer of Corporate functions for Change Healthcare from October 2017 to July 2020 and led the financial integration of the Change Healthcare and McKesson joint venture and its subsequent initial public offering. Earlier in her career, Ms. Williams was the corporate controller and global finance leader at First Advantage and held various leadership positions at LexisNexis Risk Solutions. Ms. Williams began her career with Ernst & Young. Ms. Williams holds B.S. and Master of Accountancy degrees from Auburn University and is a certified public accountant.

In connection with Ms. Williams’ appointment as Chief Financial Officer and Treasurer, Ms. Williams and the Company entered into an Employment Terms & Restrictive Covenant Agreement, dated as of January 5, 2023 (the “Williams Employment Agreement”), providing for at-will employment for an indefinite term, an annual base salary of $575,000, an annual discretionary target bonus opportunity of 100% of base salary, and eligibility to participate in the employee benefit programs of the Company generally available to senior executives of the Company. Beginning in 2023, Ms. Williams will be entitled to participate in the Company’s long-term incentive program, for which the target amounts of annual equity grants will equal 360% of her base salary. In the event that Ms. Williams’ employment with the Company is terminated by the Company without Cause (as defined in the Williams Employment Agreement), Ms. Williams will be entitled to post-departure compensation and benefits generally available to executive vice presidents as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2022 (the “Standard EVP Agreement”).

In addition, the Company has entered into an indemnification agreement with Ms. Williams in the form that the Company has entered into with its other executive officers, which provides that the Company will indemnify Ms. Williams to the fullest extent permitted by law for claims arising in her capacity as an officer of the Company, provided that she acted in good faith and in a manner that she reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that her conduct was unlawful. In the event that the Company does not assume the defense of a claim against Ms. Williams, the Company will be required to advance her expenses in connection with her defense of that claim, provided that she undertakes to repay all amounts advanced if it is ultimately determined that she is not entitled to be indemnified by the Company.

There are no arrangements or understandings between Ms. Williams and any other person pursuant to which Ms. Williams was appointed as Chief Financial Officer and Treasurer of the Company. Ms. Williams does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC) between Ms. Williams and the Company.

The foregoing is not a complete description of the parties’ rights and obligations under the Williams Employment Agreement and is qualified by reference to the full text and terms of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Outgoing Chief Financial Officer

In connection with Ms. Wilson’s departure, it is expected that the Company and Ms. Wilson will enter into a Separation Agreement and General Release (the “Wilson Agreement”). Under the Wilson Agreement, Ms. Wilson will be entitled to post-departure compensation and benefits in accordance with the Standard EVP Agreement as well as a one-time lump sum cash payment of $250,000, all payable following receipt of a standard general release. Ms. Wilson’s departure will be treated as a “Good Leaver Termination” (as such term is defined in the applicable PBRSU award agreement) for purposes of the outstanding PBRSUs held by Ms. Wilson as of the date of her departure.

Chief Commercial Officer Succession

On January 5, 2023, the Board also appointed Kyle Hicok to succeed Gary Long as Chief Commercial Officer of the Company, effective immediately. Mr. Hicok will enter into the Standard EVP Agreement in connection with his new position.

Mr. Long will remain employed by the Company in an advisory role to assist with the transition. In connection with Mr. Long’s departure, it is expected that the Company and Mr. Long will enter into a Separation Agreement and General Release (the “Long Agreement”). Under the Long Agreement, Mr. Long will be entitled to post-departure compensation and benefits in accordance with the Standard EVP Agreement. In addition, Mr. Long will be entitled to any remaining payments under the terms of the 2022 R1 Sales Incentive Plan. Mr. Long’s departure will be treated as a “Good Leaver Termination” (as such term is defined in the applicable PBRSU award agreement) for purposes of the outstanding PBRSUs held by Mr. Long as of the date of his departure.

Item 7.01    Regulation FD Disclosure

On January 5, 2023, the Company issued a press release announcing the leadership changes described above, reaffirming guidance for the year 2022 and announcing guidance for the year 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibit Number	Description
	10.1	Offer letter agreement, dated as of January 5, 2023, by and between R1 RCM Inc. and Jennifer Williams
	99.1	Press Release dated January 5, 2023
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R1 RCM INC.

Date: January 5, 2023

By: /s/ M. Sean Radcliffe
Name: M. Sean Radcliffe
Title: Executive Vice President, General Counsel